EXHIBIT 10.1
         LETTER OF AGREEMENT (UNDURSHIL AIMAG "ALTAN" OPTION AGREEMENT)
          BETWEEN THE COMPANY AND TON FEI FRED THAM & ASSOCIATES, DATED
                               SEPTEMBER 1, 2003

                                OPTION AGREEMENT

         (All dollar amounts herein expressed in United States dollars, unless indicated to the contrary)


THIS AGREEMENT made effective as of the 1st day of September 2003.


BETWEEN:

          Mongolian Explorations Ltd.
          A Nevada State Corporation with an address at Suite 1605-750 West Pender Street, Vancouver, BC, Canada, V6C 2T8

          (the "MEL")
                                                         OF THE FIRST PART

AND:

          Ton Fei Fred Tham and Associates
          4323 West 12th Avenue, Vancouver, B.C., Canada, V6R 2P9

          (the "Tham")
                                                        OF THE SECOND PART

WHEREAS:

A. Tham is the owner of mineral licenses located in Outer Mongolia.

B. Tham has agreed to grant an exclusive option to MEL to acquire an interest in and to the mineral licenses on terms subject to the conditions of this Agreement.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of exploration expenditures by MEL of not less than $35,000 resulting in two geological reports per the respective Mongolian mineral licenses 4767X and 4768X; and 150,000 unrestricted free trading common stock in the name of Ton Fei Fred Tham due by December 31, 2003, the parties agree as follows:

1  . DEFINITIONS


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For the purposes of this  Agreement the  following  words and phrases shall have the following meanings, namely:

a) "Exploration and Development" means any and all activities comprising or undertaken in connection with the exploration and development of the Property, the construction of a mine and mining facilities on or in proximity to the Property and placing the Property into commercial production;

b) "Exploration Expenditures" means all reasonable and necessary monies expended on or in connection with Exploration and Development as determined in accordance with generally accepted accounting principles including, without limiting the generality of the foregoing:

         I. the cost of entering upon, surveying, prospecting and drilling on the Property;

         II. the cost of any geophysical, geochemical and geological reports or surveys relating to the Property;

         III. all filing and other fees and charges necessary or advisable to keep the Property in good standing with any regulatory authorities having jurisdiction;

         IV. all rentals, royalties, taxes (exclusive of all income taxes and mining taxes based on income and which are or may be assessed against any of the parties hereto) and any assessments whatsoever, whether the same constitute charges on the Property or arise as a result of the operation thereon;

         V. the cost, including rent and finance charges, of all buildings, machinery, tools, appliances and equipment and related capital items that may be erected, installed and used from time to time in connection with Exploration and Development;

         VI. the cost of construction and maintenance of camps required for Exploration and Development;

         VII. the  cost  of  transporting  persons,   supplies,   machinery  and
              equipment in connection with Exploration and Development;

         VIII.all wages and salaries of persons engaged in Exploration and Development and any assessments or levies made under the authority of any regulatory body having jurisdiction with respect to such persons or supplying food, lodging and other reasonable needs for such persons;

         IX. all costs of consulting and other engineering services including report preparation;

         X. the cost of compliance with all statutes, orders and regulations respecting environmental reclamation, restoration and other like work required as a result of conducting Exploration and Development; and

         XI.  all  costs  of  searching   for,   digging,   working,   sampling,
              transporting, mining and procuring, other minerals, ores, and metals from and out of the Property;

c) "Mineral Licenses" means the mineral licenses described in Schedule A to this Agreement, including: (i) any replacement or successor licenses; and
     (ii) all mining leases and other mining interests derived from any such licenses;


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d)   "Option" means the option to acquire up to 100%  undivided  interest in and to the Property as provided in this Agreement;

e) "Option Period" means the period from the date of this Agreement to and including the date of exercise or termination of the Option;

f)   "Property" means the Mineral Licenses and the Property Rights;

g) "Property Rights" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement in connection with the Mineral Licenses; and

h)   "Ton Fei Fred Tham and Associates" means Tham.

2.   GRANT AND EXERCISE OF OPTION

Tham hereby grants to MEL the sole and exclusive right and option to acquire up to a 100% undivided interest in and to the Property free and clear of all charges, encumbrances and claims on the following terms and subject to the following conditions:

(a)  The Option shall be exercised by MEL upon the following conditions:

         (i) exploration expenditures not less than $35,000 resulting in two geological reports per respective Mongolian mineral licenses previous to the execution of this Agreement, the receipt and the receiving of the reports of which is hereby acknowledged by Tham;

         (ii) incurring Exploration Expenditures totaling up to $185,000 on the Property as follows:

               1)    $10,000 on or before December 31, 2003;

               2)    a further $25,000 on or before December 31, 2004;

               3)    a further $50,000 on or before December 31, 2005; and

               4)    a further $100,000 on or before December 31, 2006.

(b) In the event that MEL spends, in any of the above periods, less than the specified sum, MEL must pay to Tham the difference between the amount of actual expenditures and the required specified sum within 30 says after the respective required time period in full satisfaction of the Exploration Expenditures to be incurred. In the event that MEL spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

(c) Upon exercise of the Option in full, a 100% undivided right, title and interest in and to the Property shall vest to MEL free and clear of all charges, encumbrances and claims, subject only the payment of a 1.5% Net Smelter Return Royalty ("NSR") to Tham realized from production on the Property. Net Smelter returns shall be the gross proceeds received by MEL, the manager and operator (the "Manager") of the Property, in any year from the sale of ore (being any material containing minerals of commercial economic value including any


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     concentrates  or  other  products  derived  there  from)  from  the  mining operation on the Property,  less  successively:

         (i) custom smelting costs, treatment charges and penalties including, but not being limited to, metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser; and

         (ii) costs of handling, transporting and insuring ores, minerals and other materials or concentrates from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment; and

         (iii) ad valorum taxes and taxes based upon production, but not income taxes.

3.   RIGHT OF ENTRY

During the Option Period, MEL, its servants, agents and workmen and any persons duly authorised by MEL, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as MEL in its sole discretion may deem advisable for the purpose of incurring Exploration Expenditures, and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom as per in accordance with Mongolian mining and mineral laws and regulations.

4.   COVENANTS OF MEL

MEL covenants and agrees that during the term of this Agreement:

a) MEL shall keep the Property clear of all liens, encumbrances and other charges;

b) MEL shall carry on all operations on the Property in a good and workmanlike manner and in compliance with all applicable local governmental regulations and restrictions including but not limited to the posting of ay reclamation bonds as may be required by any local governmental regulations or regulatory authorities;

c) MEL shall pay or cause to be paid any rates, taxes, duties, annual fees and/or claim maintenance fees, royalties, workers' compensation or other assessments or fees levied with respect to its operations thereon on a timely basis;

d) MEL shall pay the yearly claim maintenance payments necessary to maintain the claims in good standing on a timely basis;

e) MEL shall maintain books of account in respect of its expenditures and operations on the Property and, upon reasonable notice, shall make such books available for inspection by representatives of Tham;

f) MEL shall allow any duly authorised agent or representative of Tham to inspect the Property at reasonable times and intervals and upon reasonable notice given to MEL;

g) MEL shall allow Tham access at reasonable times to all maps, reports, sample results and other technical data prepared or obtained by MEL in connection with its operations on the Property;

h) MEL shall indemnify and save Tham harmless of and from any and all costs, claims, loss and damages whatsoever incidental to or arising out of any work or operations carried out by or on behalf of MEL on the Property, including any liability of an environmental nature.

i) MEL must develop honestly the following information, reports and statements in due time. One copy each of the following in English and Mongolian shall be forwarded to Tham who will the pass them to the necessary parties to be the Geology Mining and Inspection Service (GMIS) of Mongolia and the Minerals Authority (MA) of Mongolia respectively.

     i. Work plan on prospecting and exploration. (within 30 days of acquiring option).

     ii. Annual report on any prospecting activities taken place on the property.

     iii. Reports and safety on the labor safety engineering where necessary.

     iv. Provided that the agreement is terminated, MEL shall forward one copy to Tham of a report on any work done on the property if work is done in the duration of the agreement within 30 days of the termination of the agreement.

     v. Shall develop within 30 days of the work plan on the nature and environmental protection and shall them presented and approved by the Governor of the county and district doing so obtaining an official attestation thereon from the concerned Governor.

     vi. In conducting the prospecting and exploration work, the first priority shall be to employ the citizens where necessary of Mongolia.

j) MEL has not been involved in any litigation, government investigation or other government proceeding and, to the best knowledge of MEL and its existing shareholders, no litigation, government investigation or other government proceeding is threatened against MEL.

k) MEL must take steps to make itself aware of local mining and mineral laws, rules and regulations, and required deadlines for filing and payments of due and fees.

l) MEL hereby represents and warrants that it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable local laws or with its charter documents or any contract or other commitment to which it is party; and the execution of this Agreement and the performance of its terms have been duly authorised by all necessary corporate actions including the resolution of its board of directors.

5.   COVENANTS OF THAM

Tham hereby represents and warrants to MEL and covenants with MEL that:

a) The Property is in good standing with all local regulatory authorities having jurisdictions and all required claim maintenance payments have been made to date;

b) Tham is, and at all times during the term of this Agreement will be, the recorded holder and beneficial owner of all of the Property free and clear of all liens, charges and claims of others and no outstanding taxes or rentals are due in respect of any of the mineral licenses;

c) The Mineral Licenses have been duly and validly located and recorded pursuant to the local laws of the jurisdiction in which the Property is situate;

d) It has not done anything whereby the mineral claims comprising the Property may be in any way encumbered; e) It has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable local laws or with its charter documents or any contract or other commitment to which it is party;

f) The execution of this Agreement and the performance of its terms have been duly authorised by all necessary parties.

g) Tham has not been involved in any litigation, government investigation or other government proceeding and, to the best knowledge, no litigation, government investigation or other government proceeding is threatened against Tham.

6.   ASSIGNMENT

With the consent of the other party, which consent shall not be unreasonably withheld, each of MEL and Tham has the right to assign all or any part of its interest in this Agreement and or in the Property, subject to the terms and conditions of this Agreement and per the rules and regulations of Mongolian mining and mineral laws. It shall be a condition precedent to any such assignment that the assignee of the interest being transferred agrees to be bound by the terms of this Agreement, insofar as they are applicable.

If either party (an "Selling Party") should receive a bona fide offer from an independent third party (the "Proposed Purchaser") dealing at arm's length with the Selling Party to purchase all or a part of its interest in the Property, which offer the Selling Party desires to accept, or if the Selling Party intends to sell all or a part of its interest in the Property:

a) The Selling Party shall first offer (the "Offer") such interest in writing to the other party (the "Other Party") upon terms no less favourable than those offered by the Proposed Purchaser or intended to be offered by the Selling Party, as the case may be.

b) The Offer shall specify the price, terms and conditions of such sale, the name of the Proposed Purchaser and shall, in the case of an intended offer by the Selling Party, disclose the person or persons to whom the Selling Party intends to offer its interest and, if the offer received by the Selling Party from the Proposed Purchaser provides for any consideration payable to the Selling Party otherwise than in cash, the Offer shall include the Selling Party's good faith estimate of the cash equivalent of the non-cash consideration.

c) If within a period of 60 days of the receipt of the Offer the Other Party notifies the Selling Party in writing that it will accept the Offer, the Selling Party shall be bound to sell such interest to the Other Party on the terms and conditions of the Offer. If the Offer so accepted by the Other Party contains the Selling Party's good faith estimate of the cash equivalent of the non cash consideration as aforesaid, and if the Other Party disagrees with the Selling Party's best estimate, the Other Party shall so notify the Selling Party at the time of acceptance and the Other Party shall, in such notice, specify what it considers, in good faith, the fair cash equivalent to be and the resulting total purchase price. If the Other Party so notifies the Selling Party, the acceptance by the Other Party shall be effective and binding upon the Selling Party and the Other Party, and the cash equivalent of any such non-cash consideration shall be determined by binding arbitration and shall be payable by the Other Party, subject to prepayment as hereinafter provided, within 60 days following its determination by arbitration. The Other Party shall in such case pay to the Selling Party, against receipt of an absolute transfer of clear and unencumbered title to the interest of the Selling Party being sold, the total purchase price which is specified in its notice to the Selling Party and such amount shall be credited to the amount determined following arbitration of the cash equivalent of any non-cash consideration.

d) If the Other Party fails to notify the Selling Party before the expiration of the time limited therefor that it will purchase the interest offered, the Selling Party may sell and transfer such interest to the Proposed Purchaser at the price and on the terms and conditions specified in the Offer for a period of 60 days, but the terms of this paragraph shall again apply to such interest if the sale to the Proposed Purchaser is not completed within such 60 days.

e) Any sale hereunder shall be conditional upon the Proposed Purchaser delivering a written undertaking to the Other Party, in form and substance satisfactory to its counsel, to be bound by the terms and conditions of this Agreement.


7.   CONFIDENTIALITY OF INFORMATION

Each of MEL and Tham shall treat all data, reports, records and other information of any nature whatsoever relating to this Agreement and the Property as confidential, except where such information must be disclosed for public disclosure requirements of a public company.

8.   TERMINATION

a) Until such time as the Option is exercised pursuant to this Agreement shall terminate upon any of the following events:

     1) upon the failure of MEL to make a payment or incur Exploration Expenditures required by and within the time limits prescribed;

     2) in the event that MEL, not being at the time in default under any provision of this Agreement, gives 30 day's written notice to Tham of the termination of this Agreement;

     3) in the event that MEL shall fail to comply with any of its obligations hereunder, and within 30 days of receipt by MEL of written notice from Tham of such default, MEL has not:

     a) cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

     b)   given Tham notice that it denies that such  default has  occurred.

b)   Upon termination of this Agreement, MEL shall:

     1)   transfer  any  interest  in title  to the  Property,  if any,  in good
          standing  to  Tham  free  and  clear  of  all  liens,   charges,   and
          encumbrances;

     2) turn over to Tham copies of all maps, reports, sample results, contracts and other data and documentation in the possession of MEL or, to the extent within MEL's control, in the possession of its agents, employees or independent contractors, in connection with its operations on the Property; and

     3) ensure that the Property is in a safe condition and complies with all environmental and safety standards imposed by any duly authorised regulatory authority.

c) Upon the termination of this Agreement, MEL shall cease to be liable to Tham in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed.

d) Upon termination of this Agreement, MEL shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

e) In the event that MEL gives notice that it denies that a default has occurred, MEL shall not be deemed in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party.


9.   FORCE MAJEURE

The time for performance of any act or making any payment or any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, acts of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default, other than lack of finances.

10. ARBITRATION

All questions or matters in dispute under this Agreement shall be submitted to arbitration pursuant to the terms hereof:

a) It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior notice of its intention to do so to the other party, together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in paragraph (c).

b) The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which shall then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator shall be the only arbitrator. If the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Arbitration Act of the State of Nevada. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Nevada, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this section. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

c) The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

11.  NOTICES

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or mailed postage prepaid or if given by telegram, telex or telecopier, addressed as follows:

     In the case of Tham:        Ton Fei Fred Tham and Associates
                                 4323 West 12th Avenue, Vancouver, BC,
                                 Canada, V6C 2T6

     In the case of MEL:         Mongolian Explorations Ltd.
                                 Suite 1605 - 750 West Pender St., Vancouver, BC
                                 Canada, V6C 2T8

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if telegraphed, telexed or telecopied, on the same day as the telegraphing, telexing or telecopying thereof. Any party may from time to time by notice in writing change its address for the purposes of this Section 11.

12.  GENERAL TERMS AND CONDITIONS

a) The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

b) This Agreement shall constitute the entire agreement between the parties with respect to the Property. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto. This Agreement shall supersede all previous written, oral or implied understandings between the parties with respect to the matters covered hereby.

c)   Time shall be of the essence of this Agreement.

d) The titles to the sections in this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

e) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

f) The Schedule and/or Exhibit to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

g) Defined terms contained in this Agreement shall have the same meanings where used in the Schedule and/or Exhibit.

h) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada applicable therein.

i) This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.  AGREEMENT TO BE BOUND

MEL hereby agrees to be bound by the terms of the Agreement to the extent that they are applicable to MEL's interest in the Property upon exercise of the Option by MEL.


WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


MONGOLIAN EXPLORATIONS LTD.               TON FEI FRED AND ASSOCIATES
by its authorised signatory:              by its authorized signatory:


/s/ Ivan Bebek                            /s/ Ton Fei Fred Tham
-------------------------------           ---------------------------------
Ivan Bebek, President, Director           Signature of Authorised Signatory


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                                    SCHEDULE

                           MINERAL CLAIMS DESCRIPTION

-------------------- --------------------- ----------------------------
Altan                108(degree)18'00"     44(degree)51'45"
-------------------- --------------------- ----------------------------
Altan                108(degree)16'60"     44(degree)56'60"
-------------------- --------------------- ----------------------------
Altan                108(degree)30'00"     44(degree)56'60"
-------------------- --------------------- ----------------------------
Altan                108(degree)30'00      44(degree)51'45"
-------------------- --------------------- ----------------------------
Altan                108(degree)16'60"     44(degree)44'00'
-------------------- --------------------- ----------------------------
Altan                108(degree)18'00"     44(degree)44'00'
-------------------- --------------------- ----------------------------

                                [GRAPHIC OMITTED]